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                                                                    Exhibit 10.5

                                            AGREEMENT, dated as of May 30, 2002
                                      (this "Agreement"), among APOLLO
                                      INVESTMENT PARTNERS III, L.P. ("Apollo
                                      Investment"), APOLLO OVERSEAS PARTNERS
                                      III, L.P. ("Apollo Overseas"), and APOLLO
                                      (U.K.) PARTNERS III, L.P. ("Apollo U.K.", and together with Apollo Investment and Apollo Overseas, the "Apollo Entities"), those parties listed on Schedule I attached hereto (each, a "Management Person," and collectively, the "Management Persons") and QUALITY DISTRIBUTION, INC. (the "Company").

                                    RECITALS

          WHEREAS, the Apollo Entities currently own shares of common stock, $0.01 par value (the "Common Stock"), and 13.75% Preferred Stock, $0.01 par value (the "13.75% Preferred Stock"), of the Company;

          WHEREAS, pursuant to the terms of a Lock-Up Agreement, dated as of April 10, 2002, as amended by the Waiver thereto dated as of May 10, 2002, among the Apollo Entities and the Company, the Apollo Entities are acquiring additional shares of 13.75% Preferred Stock;

          WHEREAS, pursuant to the terms of a Lock-Up Agreement, dated as of April 10, 2002, among the Management Persons and the Company, each Management Person is acquiring shares of 13.75% Preferred Stock;

          WHEREAS, the Apollo Entities, the Management Persons and the Company desire to subject the shares of Common Stock and 13.75% Preferred Stock held by the Management Persons (including shares of Common Stock and 13.75% Preferred Stock subsequently acquired by the Management Persons, the "Management Group Shares") to certain conditions, all as more fully set forth herein.

          NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Defined Terms. For the purposes of this Agreement, the following terms shall have the meanings indicated below:

          "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; for purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise. The term "Affiliate" shall not include at any time any portfolio company of Apollo Management IV, L.P. or its Affiliates.

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          "Person" means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     Section 2. Drag Along.

        (a) If any Apollo Entity transfers to any Person (other than an Affiliate of such Apollo Entity), pursuant to a stock sale, merger or otherwise, shares of Common Stock or 13.75% Preferred Stock then held by such Apollo Entity, each Apollo Entity shall be entitled, at its option, to require each Management Person to sell a Drag-Along Equivalent Portion (as defined below) of all Common Stock (in the event such Apollo Entity proposes to transfer Common Stock) and/or 13.75% Preferred Stock (in the event such Apollo Entity proposes to transfer 13.75% Preferred Stock) held by such Management Person, by providing each Management Person with written notice (a "Drag-Along Notice") at least fifteen days prior to consummation of the proposed transaction, setting forth in reasonable detail the material terms and conditions of the proposed transaction or offering, and the price per share at which each Management Person shall be required to sell his shares of Common Stock and/or 13.75% Preferred Stock, as the case may be (which price per share shall be equal to the same price per share that the Apollo Entities shall receive pursuant to the proposed transaction). A "Drag-Along Equivalent Portion" shall mean with respect to each Management Person (i) in the case of Common Stock, that portion of all shares of Common Stock then held by such Management Person expressed as a fraction where the numerator equals the number of shares of Common Stock proposed to be sold by the Apollo Entities pursuant to the Drag-Along Notice and the denominator equals all shares of Common Stock held by the Apollo Entities and (ii) in the case of 13.75% Preferred Stock, that portion of shares of 13.75% Preferred Stock then held by such Management Person expressed as a fraction where the numerator equals the number of shares of 13.75% Preferred Stock proposed to be sold by the Apollo Entities pursuant to the Drag-Along Notice and the denominator equals all shares of 13.75% Preferred Stock held by the Apollo Entities.

        (b) At the closing of the proposed transaction (notice of the date, place and time of which shall be designated by the Apollo Entities and provided to each Management Person in writing at least five business days prior thereto), each Management Person shall deliver certificates evidencing the Management Group Shares to be sold by such Management Person, duly endorsed for transfer to the proposed transferee, against the purchase price therefor. Such Management Group Shares shall be delivered free and clear of all liens, charges, encumbrances and other security interests. The Apollo Entities shall have no liability or obligation to deliver the purchase price payable pursuant to this
Section 2, except to the extent that the Apollo Entities receive the consideration thereof from the proposed purchaser.

        (c) Each Apollo Entity may assign its rights pursuant to this Section 2 to the Company or any Affiliate thereof.

     Section 3. Tag Along.

        (a) From and after the time the Threshold (as defined below) has been reached, and to the extent in excess thereof, if any Apollo Entity transfers to any Person (other than an

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Affiliate of such Apollo Entity) shares of Common Stock or 13.75% Preferred
Stock, then (i) at least fifteen business days prior to the consummation of the proposed transaction, such Apollo Entity shall give written notice (a "Tag-Along Notice") setting forth in reasonable detail the material terms and conditions of the proposed transfer, the number of shares of Common Stock and/or 13.75% Preferred Stock to be sold and the price per share at which such Apollo Entity is selling such shares of Common Stock and/or 13.75% Preferred Stock and (ii) each Management Person shall have the right to include a Tag-Along Equivalent Portion (as defined below) of all Common Stock (in the event such Apollo Entity proposes to transfer Common Stock) and/or 13.75% Preferred Stock (in the event such Apollo Entity proposes to transfer 13.75% Preferred Stock) held by such Management Person in the proposed transaction by providing a written notice of exercise to the Apollo Entities at any time on or before five business days following delivery of the Tag-Along Notice to such Management Person. A "Tag-Along Equivalent Portion" shall mean with respect to each Management Person
(i) in the case of Common Stock, that portion of all shares of Common Stock then held by such Management Person expressed as a fraction where the numerator equals the number of shares of Common Stock proposed to be sold by the Apollo Entities pursuant to the Tag-Along Notice and the denominator equals all shares of Common Stock then held by the Apollo Entities and (ii) in the case of 13.75% Preferred Stock, that portion of shares of 13.75% Preferred Stock then held by such Management Person expressed as a fraction where the numerator equals the number of shares of 13.75% Preferred Stock proposed to be sold by the Apollo Entities pursuant to the Tag-Along Notice and the denominator equals all shares of 13.75 Preferred Stock then held by the Apollo Entities.

                (b) At the closing of the proposed transaction (notice of the date, place and time of which shall be designated by the Apollo Entities and provided to each Management Person in writing at least five business days prior thereto), each Management Person shall deliver certificates evidencing the Management Group Shares owned by such Management Purchaser, duly endorsed for transfer to the proposed purchaser, against delivery of the purchase price therefor. Such Management Group Shares shall be delivered free and clear of all liens, charges, encumbrances and other security interests. The Apollo Entities shall have no liability or obligation to deliver the purchase price payable pursuant to this Section 3, except to the extent that the Apollo Entities receive the consideration thereof from the proposed purchaser.

                (c) For the purposes of this Agreement, the "Threshold" means the public or private sale by the Apollo Entities in any one or more transactions of $10 million, in the aggregate, of Common Stock and/or 13.75% Preferred Stock.

        Section 4. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral agreements, contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter hereof.

        Section 5. Expenses. Each of the Company, the Apollo Entities and the Management Persons shall pay their own expenses incurred in connection with the transactions contemplated hereby (including without limitation the transactions contemplated by Sections 2 and 3 hereof).

        Section 6. Choice of Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE ENFORCEABILITY AND VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION OF ITS TERMS AND THE INTERPRETATION OF THE RIGHTS AND

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DUTIES OF THE PARTIES HERETO WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS, RULES
OR PRINCIPLES.

        Section 7. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11 hereof shall be deemed effective service of process on such party.

        Section 8. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 9. Amendments and Waivers. This Agreement may be amended or waived from time to time by an instrument in writing signed by the parties hereto.

        Section 10. Headings. The headings included in this Agreement are for convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

        Section 11. Notices. All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, registered first-class mail, next-day air courier, telex, facsimile, telecopier, or similar writing:

                     (i)      If to an Apollo Entity, to such Apollo Entity at:

                              c/o Apollo Management, L.P.
                              1301 Avenue of the Americas
                              38th Floor
                              New York, New York 10019
                              Attention: Joshua J. Harris
                              Telephone: (212) 515-3200
                              Facsimile: (212) 515-3232

                     (ii)     If to the Company, to:

                              Quality Distribution, Inc.
                              3802 Corporex Park Drive
                              Tampa, Florida 33619
                              Attention:  Chief Executive Officer and President
                              Telephone: (800) 282-2031

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                              Facsimile:  (813) 630-9637

                              with a copy to:

                              O'Sullivan LLP
                              30 Rockefeller Plaza
                              New York, New York 10112
                              Attention:  Stewart A. Kagan
                              Telephone: (212) 408-2442
                              Facsimile: (212) 408-2420

                     (iii) If to a Management Person, to the attention of such Management Person at the Company's address set forth in (ii) above;

                All such notices and communications shall be deemed to have been duly given: (A) when delivered by hand, if personally delivered; (B) five (5) business days after being deposited in the mail, postage prepaid, if mailed; (C) one (1) business day after being timely dispatched postage prepaid, if by same-day or next-day courier; (D) when answered back, if telexed; (E) when receipt acknowledged, if sent by facsimile transmission and (F) if given by any other means, when delivered at the addresses referred to in this Section 11. Any of the above addresses may be changed by notice made in accordance with this
Section 11.

        Section 12. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

        Section 13. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and assigns and other Persons expressly named herein.

        Section 14. Remedies; Waivers. No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. The parties to this Agreement acknowledge and agree that the breach of any of the terms of this Agreement will cause irreparable injury for which an adequate remedy at law is not available. Accordingly, it is agreed that either party shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof without the requirement of posting any bond. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Agreement or otherwise.

        Section 15. Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of contempt jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this

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Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

       Section 16. Termination. The provisions of this Agreement shall terminate and be of no further effect upon the earlier of (a) mutual consent of the parties hereto and (b) the Apollo Entities ceasing to own in the aggregate less than 10% of the Common Stock on a fully diluted basis.

       Section 17. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

       Section 18. Headings. The headings used herein are for convenience of reference only and shall not affect the construction of, nor shall they be taken into consideration in interpreting, this Agreement.

       Section 19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

                                    * * * * *

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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                            QUALITY DISTRIBUTION, INC.


                            By: /s/ Thomas L. Finkbiner
                                ------------------------------------------
                                Name: Thomas L. Finkbiner
                                Title: President and Chief Executive Officer

                            APOLLO INVESTMENT FUND III, L.P.
                            By: Apollo Advisors II, L.P., its general partner
                            By: Apollo Capital Management II, Inc., its general
                                partner

                            By: /s/ Marc Becker
                                -------------------------------------
                                Name: Marc Becker
                                Title:

                            APOLLO OVERSEAS PARTNERS III, L.P.
                            By: Apollo Advisors II, L.P., its general partner
                            By: Apollo Capital Management II, Inc., its general
                                partner

                            By: /s/ Marc Becker
                                -------------------------------------
                                Name: Marc Becker
                                Title:

                            APOLLO (U.K.) PARTNERS, L.P.
                            By: Apollo Advisors II, L.P., its general partner
                            By: Apollo Capital Management II, Inc., its general
                                partner

                            By: /s/ Marc Becker
                                -------------------------------------
                                Name: Marc Becker
                                Title:

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                                     /s/ Thomas L. Finkbiner
                                     -----------------------------
                                     Thomas L. Finkbiner

                                     /s/ Michael A. Grimm
                                     -----------------------------
                                     Michael A. Grimm

                                     /s/ Dennis R. Farnsworth
                                     -----------------------------
                                     Dennis R. Farnsworth

                                     /s/ Keith J. Margelowsky
                                     -----------------------------
                                     Keith J. Margelowsky

                                     /s/ Denny R. Copeland
                                     -----------------------------
                                     Denny R. Copeland

                                     /s/ Douglas B. Allen
                                     -----------------------------
                                     Douglas B. Allen

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                                                                     Schedule I

Management Persons

Thomas L. Finkbiner
Douglas B. Allen
Denny R. Copeland
Dennis R. Farnsworth
Michael A. Grimm
Keith J. Margelowsky